Exhibit 10.10

BRC INC.

2022 OMNIBUS INCENTIVE PLAN

[FORM OF] STOCK OPTION GRANT NOTICE

Pursuant to the terms and conditions of the BRC Inc. 2022 Omnibus Incentive Plan, as amended from time to time (the “Plan”), BRC Inc., a Delaware public benefit corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) options to purchase the number of Shares (the “Options”) set forth below. This award of Options (this “Award”) is subject to the terms and conditions set forth herein, in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and in the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. In addition, by acceptance of the Options, you agree to comply and be bound by the Restrictive Covenants attached hereto as Exhibit B.

Participant:	________________________________________

Grant Date:

Exercise Price per Share:	$__________ per Class A Share

Shares Subject to the Option:	_______________________________Class A Shares

Type of Option:	Non-Qualified Stock Option

Vesting Schedule:	Subject to Sections 3, 4 and 7 of the Agreement, the Plan and the other terms and conditions set forth herein, the Options shall vest and become exercisable according to the following schedule, so long as you remain continuously employed by the Company or an Affiliate from the Date of Grant through each such vesting date (each, a “Vesting Date”):

Vesting Date	Portion of Shares Subject to the Option That Become Vested

Vesting Commencement Date:

Expiration Date:

By the Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Notwithstanding any provision of this Grant Notice or the Agreement, if Participant has not executed this Grant Notice within 90 days following the Grant Date set forth above, the aware may be forfeited.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Participant has executed this Grant Notice, effective for all purposes as provided above.

BRC INC.

By:
Name:
Title:

PARTICIPANT

Name:

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stock option grant notice

EXHIBIT A

STOCK OPTION AGREEMENT

This Stock Option Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between BRC Inc., a Delaware public benefit corporation (the “Company”), and [●] (“Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.            Grant of Option. In consideration of the Participant’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to Participant the number of Options set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each Option represents the right to purchase one Share at the Exercise Price, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan.

2.            Vesting. Except as otherwise set forth in Sections 3, 4 or 7, the Options shall vest and become exercisable in accordance with the schedule set forth in the Grant Notice.

3.            Termination and Forfeiture of Options.

(a)           Upon the Participant’s Termination of Service, all of the Options which are not vested will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(b)            Notwithstanding the foregoing,

(i)            upon the Participant’s Termination of Service by the Company or an Affiliate due to the Participant’s death or Disability, the portion of the Options which would have vested on the first Vesting Date following such Termination of Service shall immediately vest, and any and all then-unvested Options will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company; or

(ii)            upon the occurrence of a Change in Control,

(A)            to the extent the Options are not assumed by the surviving entity in connection with such Change in Control, one-hundred percent (100%) of the Options shall vest as of the date of such Change in Control and be settled pursuant to Section 5 hereof; or

(B)            to the extent the Options are assumed by the surviving entity in connection with such Change in Control, upon the Participant’s Termination of Service by the Company or an Affiliate without Cause or the Participant’s resignation for Good Reason within the period that is three (3) months prior to or twelve (12) month’s following period following such Change in Control, one-hundred percent (100%) of the Options shall vest as of the date of such Termination of Service (or, if later, the date of the Change in Control).

Exhibit A-1

(c)            For purposes of this Section 3:

(i)            “Good Reason” shall mean the occurrence, without the Participant’s written consent, of: (A) a materially adverse change in the Participant’s reporting obligations; (B) a materially adverse diminution in the Participant’s employment duties, responsibilities or authority, or the assignment to Participant of duties that are materially and adversely inconsistent with his or her position; or (C) any reduction in base salary other than any reduction of up to 20% that effects all similarly-situated employees of the Company; provided, that Participant may terminate his or her employment for Good Reason only if (x) within ninety (90) days of the date Participant has actual knowledge of the occurrence of an event of Good Reason, Participant provides written notice to the Company specifying such event, (y) the Company does not cure such event within sixty (60) days of such notice for other events and (z) Participant actually terminates his or her employment within thirty (30) business days of the end of such cure period.

4.            Expiration. Participant may not exercise any vested and exercisable Options to any extent after the first to occur of the following events, and, upon the first to occur of the following events, such vested Options shall immediately terminate and expire (without payment of any consideration therefor):

(a)            the Expiration Date set forth in the Grant Notice;

(b)            the first (1st) anniversary of the date of the Participant’s Termination of Service due to death or Disability;

(c)            ninety (90) days after the date of either (i) the Participant’s Termination of Service without Cause or (i) the Participant’s resignation; or

(d)            immediately upon either (i) the date of the Participant’s Termination of Service for Cause or (ii) the date of a Restrictive Covenant Violation.

5.            Methods of Exercise of the Options.

(a)           Person Eligible to Exercise. During the Participant’s lifetime, only Participant may exercise the Option. After the Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by the legal representative of the Participant’s estate as provided in the Plan.

(b)           Payment of Exercise Price. Subject to the terms and conditions of the Plan, the Grant Notice and this Agreement, to the extent vested, the Option may be exercised in whole or in part at any time prior to the Expiration Date by giving written notice of exercise to the Company in the form prescribed by the Committee from time to time specifying the number of Shares to be purchased, which notice shall be delivered to the Company in the form, and in the manner designated by the Committee from time to time. Such notice must be accompanied by payment in full of the Exercise Price as follows: (i) in cash (including check, bank draft or money order payable to the order of the Company or wire transfer of immediately available funds), (ii) if permitted by the Committee in its sole discretion, by delivering or constructively tendering Shares to the Company having a Fair Market Value equal to the Exercise Price (provided such Shares used for this purpose must have been held by Participant for such minimum period of time as may be established from time to time by the Committee to avoid adverse accounting consequences), (iii) through a “cashless exercise” in accordance with a Company established policy or program for the same or (iv) any combination of the foregoing. No fraction of a Share shall be issued by the Company upon exercise of the Option or accepted by the Company in payment of the Exercise Price; rather, Participant shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole Shares. No Shares will be issued under this Agreement until payment for those Shares has been made or provided for in accordance with this Agreement or the Plan. The holder of the Option shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

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(c)           Tax Withholding. To the extent that the receipt, vesting or exercise of the Option results in compensation income or wages to Participant for federal, state, local or other tax purposes, Participant shall make arrangements satisfactory to the Company or its Affiliate for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to the Option, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to the Option), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to the Option, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of the Option or disposition of the underlying Shares and that Participant has been advised, and hereby is advised, to consult a tax advisor. Participant represents that Participant is in no manner relying on the Board, the Committee, the Company or any Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

6.            Employment Relationship. For purposes of this Agreement, Participant shall be considered to be employed by the Company or an Affiliate as long as Participant remains an employee of any of the Company, an Affiliate or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award.

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7.            Restrictive Covenants. Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event the Committee determines that Participant has failed to abide by the provisions of any confidentiality, non-competition or non-solicitation covenant in any agreement by and between the Company or any Affiliate and Participant (including, without limitation, those set forth in Exhibit B) (a “Restrictive Covenant Violation”), then all Options that have not been exercised as of the date of such determination (whether vested or unvested) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

8.            Non-Transferability.  During the lifetime of the Participant, the Options may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Options have been issued, and all restrictions applicable to such shares have lapsed. Neither the Options nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

9.            Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

10.          Rights as a Stockholder. Participant shall have no rights as a stockholder of the Company with respect to any Shares that may become deliverable hereunder unless and until Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.

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11.          Execution of Receipts and Releases. Any issuance or transfer of Share or other property to Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.

12.          No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the Options thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Participant’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either Participant or the Company, or any such Affiliate, or other entity for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of the Options is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of restricted stock units or other Awards or any payment or benefits in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.

13.          Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to Participant (or other holder):

BRC Inc.

attn.: General Counsel
1144 500 W.

Salt Lake City, Utah

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

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14.          Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which Participant has access. Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

15.          Agreement to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

16.          Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Options granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially and adversely reduces the rights of Participant shall be effective only if it is in writing and signed by both Participant and an authorized officer of the Company.

17.            Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

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18.          Company Recoupment of Awards. The Participant’s rights with respect to this Award shall in all events be subject to (a) all rights that the Company may have under any Company recoupment policy or any other agreement or arrangement with the Participant, and (b) all rights and obligations that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder form time to time by the U.S. Securities and Exchange Commission.

19.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of DELAWARE applicable to contracts made and to be performed therein, exclusive of the conflict of laws provisions of DELAWARE LAW.

20.          Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon Participant and the Participant's beneficiaries, executors, administrators and the Person(s) to whom the Options may be transferred by will or the laws of descent or distribution.

21.          Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

22.          Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

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23.          Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Options granted pursuant to this Agreement are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the Options provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A of the Code.

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EXHIBIT B

Exhibit B-1